UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On October 15, 2018, Infrastructure & Energy Alternatives, Inc. (the “Company”) announced that its indirect, wholly-owned subsidiary, IEA Energy Services LLC (“IEA”), has entered into an Equity Purchase Agreement, dated October 12, 2018 (the “Agreement”), with William Charles Construction Group, including Ragnar Benson (“William Charles”), and the owners thereof providing for the acquisition by IEA of all of the issued and outstanding equity interests of the entities comprising William Charles (the “Acquisition”).

Pursuant to the terms of the Agreement, IEA will acquire William Charles for approximately $90 million, including $85 million in cash and $5 million in equity, subject to adjustments for cash, debt, transaction expenses and normalized working capital. The Company intends to fund the Acquisition and the related fees and expenses with a combination of cash on hand and debt. The Company believes cash on hand and debt are sufficient to cover the purchase price plus the related fees and expenses.

The Agreement contains customary representations, warranties and closing conditions (including the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended).

Either IEA or William Charles may terminate the Agreement (i) if the closing has not occurred by November 5, 2018, subject to extension as provided in the Agreement, or (ii) upon entry of any final and non-appealable injunction, order, decree or ruling which has the effect of prohibiting or preventing the consummation of the transactions contemplated by the Agreement. IEA may terminate the Agreement if William Charles is in breach under the Agreement and such breach would cause a condition to the closing not to be met and which is not, or cannot be, cured in the time period specified in the Agreement. William Charles may terminate the Agreement (a) if IEA is in breach under the Agreement and such breach would cause a condition to the closing not to be met and which is not, or cannot be, cured in the time period specified in the Agreement or (b) if all conditions to closing have been satisfied or waived and IEA fails to consummate the Acquisition following confirmation by William Charles it is prepared to close if IEA performs its obligations to consummate the closing, in each case, IEA will be required to pay to William Charles a reverse termination fee of $10,000,000 (plus costs of enforcement, including interest thereon) (the “Termination Fee”). In addition, if IEA terminates the Agreement due to William Charles' uncured breach as described above at a time when William Charles is entitled to terminate this Agreement as described in the foregoing clauses (a) or (b), IEA shall pay Seller the Termination Fee. The Agreement may also be terminated by mutual written consent of IEA and William Charles.

The summary of the Agreement as set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 2.1. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that Agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, IEA or William Charles or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The transaction is expected to close in the fourth quarter of 2018.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of common stock of the Company issuable pursuant to the Agreement will, if issued, in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

Item 7.01. Regulation FD Disclosure

On October 12, 2018, Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), prepared an investor presentation for the acquisition of William Charles. A copy of the Company’s acquisition press release and investor presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and

Exhibit 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Additional Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K. These factors include, but are not limited to: (1) the ability of the parties to consummate the acquisition in a timely manner or at all; (2) satisfaction of the conditions precedent to consummation of the acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all; (3) the ability to realize financial and strategic goals from acquisition and investment activity, including the ability to integrate acquired businesses; (4) our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with ours fixed price and other contracts, including any material changes in estimates for completion of projects; (5) the effect on demand for our services and changes in the amount of capital expenditures by customers and (6) significant changes in tax and other economic incentives and political and governmental policies which could materially and adversely affect the U.S. wind and solar industries. . For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to the Company’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in the Company’s Proxy Statement on Schedule 14A filed on February 9, 2018. The Company does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This Current Report on Form 8-K includes information based on independent industry publications and other sources. You should not construe the contents of this Current Report on Form 8-K as legal, accounting, business or tax advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial or other matters contained herein.

The estimates, forecasts and projections contained herein involve significant elements of subjective judgment and analysis and reflect numerous judgments, estimates and assumptions that are inherently uncertain in prospective financial information of any kind. As such, no representation can be made as to the attainability of such estimates, forecasts and projections. Investors are cautioned that such estimates, forecasts or projections have not been audited and have not been prepared in conformance with generally accepted accounting principles.

This Current Report on Form 8-K includes projections that are forward-looking and based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. While all projections are necessarily speculative, the Company believes that projections relating to periods beyond 12 months from their date of preparation carry increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections.

This Current Report on Form 8-K includes non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. These non-GAAP financial measures may exclude items that are significant in understanding and assessing financial results. Therefore, these financial measures should not be considered in isolation or as an alternative to net income or other measures of profitability or performance under GAAP. Because these non-GAAP financial measures are not in conformity with GAAP, we urge you to review the Company’s audited financial statements, which have been filed with the SEC.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1*	Equity Purchase Agreement, dated October 12, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof.
99.1	Press release dated as of October 15, 2018
99.2	Investor Presentation dated as of October 15, 2018

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer